EXHIBIT 11 - CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE

                                 MICROAGE, INC.
                 NET INCOME (LOSS) PER COMMON SHARE CALCULATION
                                 (in thousands)

                                                    Quarter ended              26 weeks ended
                                                ----------------------     ---------------------
                                                   May 2,       May 3,       May 2,       May 3,
                                                   1999         1998         1999         1998
                                                ---------     --------     ---------     --------
BASIC
  Weighted average common shares                   20,481       19,584        20,412       19,520
                                                ---------     --------     ---------     --------
DILUTED
  Weighted average shares from
   basic calculation                               20,481       19,584        20,412       19,520

  Dilutive effect of stock options
   and warrants                                        --           --            --           --
                                                ---------     --------     ---------     --------
    Weighted average common and common
     equivalent shares outstanding - diluted       20,481       19,584        20,412       19,520
                                                ---------     --------     ---------     --------

NET INCOME  (LOSS)                              $(147,341)    $ (5,957)    $(145,275)    $(12,073)

Net income (loss) per common and
 common equivalent share:
  Basic                                         $   (7.19)    $  (0.30)    $   (7.12)    $  (0.62)
                                                =========     ========     =========     ========
  Diluted                                       $   (7.19)    $  (0.30)    $   (7.12)    $  (0.62)
                                                =========     ========     =========     ========